Exhibit 10.19

销售合同

SALES CONTRACT

合同编号：HJ-RP-20260615

签约日期：2026年6月15日
Contract No.: HJ-RP-20260615
Date: June 15, 2026

卖方 / SELLER

浩佳国际贸易有限公司
SUPER INTERNATIONAL TRADING LIMITED
Address: Room 1007, 10/F., Heng Ngai Jewelry Centre, 4 Hok Yuen Street East, Hung Hom, Hong Kong, China

买方 / BUYER

捷进有限公司

RAPID PROCEED LIMITED
Address: [*]

卖方同意出售、买方同意购买本合同所列货物，双方经友好协商一致，订立本合同并共同遵守。

Seller agrees to sell and Buyer agrees to purchase the Goods described herein, subject to the terms and conditions set forth in this Contract.

1. 货物 / GOODS

本合同项下货物为三台沃尔沃挖掘机，型号为 EC500ELHBC4。每台设备的车架号、发动机号、生产年份及其他识别信息详见附件A。附件A构成本合同不可分割的一部分。

The Goods consist of three Volvo excavators, Model EC500ELHBC4. The chassis number, engine number, year of manufacture and other identifying information of each unit are set forth in Annex A, which forms an integral part of this Contract.

2. 合同总价 / CONTRACT PRICE

本合同项下三台货物总价为660,000.00美元。除双方另有书面约定外，本合同价格不包括买方提货、装卸、运输、出口、进口、报关、关税、保险及其他相关费用。

The total Contract Price for the three units is United States Dollars Six Hundred Sixty Thousand Only (USD 660,000.00). Unless otherwise agreed in writing, the Contract Price excludes Buyer's collection, loading, transportation, export, import, customs clearance, duties, insurance and other related expenses.

3. 付款条件 / PAYMENT TERMS

买方应通过电汇方式向卖方支付合同总价的100%作为预付款。只有当全部合同价款以不可撤销且可立即使用的资金实际贷记至卖方指定银行账户时，方视为卖方收到付款。所有汇款、中间行及其他银行手续费均由买方承担，卖方应净收到660,000.00美元。

卖方银行账户：
账户名称：[*]
账号：[*]
银行名称：[*]
银行地址：[*]
SWIFT：[*]

Buyer shall pay 100% of the Contract Price in advance by T/T. Payment is deemed received only when the full Contract Price has been irrevocably credited to Seller's designated account in immediately available funds. All remittance and intermediary bank charges shall be borne by Buyer so that Seller receives USD 660,000.00 net.

Seller's Bank Account:
Account Name: [*]
Account No.: [*]
Bank: [*]
Bank Address: [*]
SWIFT: [*]

4. 交货条件 / DELIVERY TERM

本合同项下交货条件为卖方指定的中国境内工厂或仓库交货，适用《国际贸易术语解释通则2020》EXW条款。卖方收到全部合同价款后，应将货物置于指定地点供买方提取。具体提货地点由卖方在安排提货时通知买方。

Delivery shall be EXW Seller's designated facility or warehouse in China in accordance with Incoterms® 2020. Following receipt of the full Contract Price, Seller shall make the Goods available for collection at the designated location. The specific collection location shall be notified to Buyer when collection is arranged.

5. 交付、货权及风险转移 / DELIVERY, TITLE AND RISK

买方应自行或指定第三方承运人前往卖方指定地点提取货物。货物按照本合同约定的EXW交货条件完成交付时，相关货物即视为由买方接受，该货物的全部所有权以及灭失、损坏、盗窃或其他风险同时转移至买方。买方支付全部合同价款本身不构成货物所有权或风险的转移。

除双方另有书面约定外，卖方无义务将货物装载至买方或其承运人的车辆。如卖方、仓库或工厂应买方要求协助装载，该等协助不改变本合同及EXW条件约定的交货、货权及风险分配。

Buyer shall collect the Goods itself or through a designated third-party carrier. Upon completion of delivery under the EXW term, the applicable Goods shall be deemed accepted by Buyer and full legal and beneficial title to, and all risk of loss, damage, theft or other casualty affecting, such Goods shall simultaneously pass to Buyer. Payment of the full Contract Price shall not, by itself, transfer title or risk.

Unless otherwise agreed in writing, Seller has no obligation to load the Goods onto Buyer's or its carrier's vehicle. Any loading assistance provided at Buyer's request shall not alter the agreed allocation of delivery, title or risk under this Contract and the EXW term.

6. 提货期限及仓储费用 / PICKUP PERIOD AND STORAGE CHARGES

买方应在卖方收到全部合同价款之日起三十个自然日内安排提货，该期间不另行收取仓储费用。如买方未在该期限内完成提货，自第31个自然日起，卖方有权将因货物继续存放而实际产生的仓储费用及相关合理费用转由买方承担。

买方未在上述三十日期限内提货，不构成卖方违约，亦不导致货物所有权或风险自动转移。货物可继续存放于指定地点直至买方安排提货并完成交付。所有应由买方承担的已产生仓储费用应在相关货物提取前结清。

Buyer shall arrange collection within thirty (30) calendar days following Seller's receipt of full payment, with no separate storage charge during that period. Beginning on the thirty-first (31st) calendar day, Seller may pass through to Buyer the storage charges and other reasonable related costs actually incurred due to continued storage.

Buyer's failure to collect the Goods within the above thirty (30)-day period shall not constitute a breach by Seller and shall not result in any automatic transfer of title or risk. The Goods may remain stored until Buyer arranges collection and delivery is completed. All accrued storage charges payable by Buyer shall be settled prior to collection.

7. 验货及接受 / INSPECTION AND ACCEPTANCE

买方在提货前有权自行或委托独立第三方对货物进行检查、核实和验货，相关费用由买方承担。如买方未进行验货而选择提货，则视为买方自愿放弃提货前验货权。完成相关货物的EXW交付即构成买方对该货物身份、数量及当时可合理观察到的货物状况的接受。

Prior to collection, Buyer may, at its own cost, inspect and verify the Goods directly or through an independent third party. If Buyer collects without inspection, Buyer shall be deemed to have waived its right to pre-collection inspection. Completion of EXW delivery constitutes Buyer's acceptance of the identity, quantity and reasonably apparent condition of the applicable Goods.

8. 货物状况及保证 / CONDITION AND WARRANTY

除本合同另有明确规定外，货物按照交付时的实际状态及所在地出售。在适用法律允许的最大范围内，卖方不对货物作出本合同未明确列明的其他明示或默示保证。卖方保证，在货物所有权转移时，卖方拥有出售及转让货物的合法权利；除已向买方书面披露的情况外，货物不存在卖方设立或知悉的未披露抵押、质押或其他权利负担。

Except as expressly provided otherwise, the Goods are sold on an AS IS, WHERE IS basis in their condition existing at delivery. To the fullest extent permitted by applicable law, Seller makes no other express or implied warranty not stated in this Contract. Seller represents that at transfer of title it has lawful authority to sell and transfer the Goods and, except as disclosed in writing, the Goods are free from undisclosed liens, pledges or other encumbrances created by or known to Seller.

9. 后续运输及费用 / SUBSEQUENT TRANSPORTATION AND COSTS

完成EXW交付后，买方负责货物后续的装卸、运输、出口、进口、报关、保险以及由此产生的所有费用、税费和风险，双方另有书面约定的除外。

Following EXW delivery, Buyer shall be responsible for subsequent handling, transportation, export, import, customs clearance and insurance and all related costs, taxes, duties and risks, unless otherwise agreed in writing.

10. 买方未付款 / FAILURE BY BUYER TO PAY

除卖方另行书面同意外，在卖方实际收到全部合同价款前，货物不视为已为买方保留。如买方未按约定完成付款，卖方有权暂停或终止交易，并有权出售或以其他方式处置货物。

Unless Seller expressly agrees otherwise in writing, the Goods shall not be deemed reserved until Seller receives the full Contract Price. If Buyer fails to make payment as agreed, Seller may suspend or terminate the transaction and sell or otherwise dispose of the Goods.

11. 卖方收款后的义务 / SELLER'S OBLIGATIONS AFTER PAYMENT

卖方收到全部合同价款后，应将本合同项下货物保留供买方提取，并在合理范围内配合买方进行货物识别及提货安排。在完成交付前，卖方不得将已经全额付款的货物再次出售、转让、质押或以其他方式处分给第三方。

Following receipt of the full Contract Price, Seller shall hold the Goods for collection and reasonably cooperate with Buyer in identification and collection arrangements. Prior to delivery, Seller shall not resell, transfer, pledge or otherwise dispose of the fully paid Goods to a third party.

12. 不可抗力 / FORCE MAJEURE

任何一方因其合理控制范围以外的事件，包括自然灾害、火灾、洪水、战争、政府行为、禁运、罢工、重大交通中断或其他无法合理预见或避免的事件而无法或延迟履行本合同义务的，在受影响范围内不承担违约责任。

Neither Party shall be liable for failure or delay caused by events beyond its reasonable control, including natural disasters, fire, flood, war, governmental action, embargo, strikes, major transportation disruptions or other events that could not reasonably have been foreseen or avoided.

13. 适用法律 / GOVERNING LAW

本合同及因本合同引起或与本合同有关的任何非合同义务均受香港特别行政区法律管辖并按其解释。

This Contract and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region.

14. 争议解决 / DISPUTE RESOLUTION

因本合同引起或与本合同有关的任何争议，双方应首先通过友好协商解决。如无法解决，应提交香港国际仲裁中心，按照提交仲裁通知时有效的机构仲裁规则进行最终仲裁。仲裁地为香港，仲裁语言为英文，仲裁裁决为终局并对双方具有约束力。

Any dispute arising out of or relating to this Contract shall first be resolved through good-faith negotiations. If unresolved, it shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under its rules in force when the Notice of Arbitration is submitted. The seat shall be Hong Kong, the language shall be English, and the award shall be final and binding.

15. 完整协议及修改 / ENTIRE AGREEMENT AND AMENDMENTS

本合同及其附件构成双方就本交易事项达成的完整协议。任何修改、补充或豁免均应以书面形式作出并经双方授权代表确认。

This Contract and its Annexes constitute the entire agreement concerning the transaction. Any amendment, supplement or waiver shall be made in writing and confirmed by authorized representatives of both Parties.

16. 合同文本及效力 / LANGUAGE AND EFFECTIVENESS

本合同以中文及英文书就。如两种文本之间存在不一致或解释冲突，以英文文本为准。本合同可采用电子签名、扫描件或电子方式交换的签署页签署，并具有与原件相同的效力。

This Contract is executed in Chinese and English. In case of inconsistency or conflict, the English version shall prevail. Electronic signatures, scanned copies and electronically exchanged signature pages shall have the same effect as originals.

17. 签署 / SIGNATURES

双方授权代表于本合同首页所载日期签署本合同。

The authorized representatives of the Parties have executed this Contract as of the date first written above.

卖方 / SELLER	买方 / BUYER
浩佳国际贸易有限公司	捷进有限公司
SUPER INTERNATIONAL TRADING LIMITED	RAPID PROCEED LIMITED

授权代表签字：	授权代表签字：

/s/ Company Stamp	/s/ Huoyuan Chen

日期：06/15/2026	日期：06/15/2026

附件A：货物明细表

ANNEX A: GOODS IDENTIFICATION SCHEDULE

本附件构成本销售合同不可分割的一部分。

This Annex forms an integral part of this Sales Contract.

项目 / Item	设备1 / Unit 1	设备2 / Unit 2	设备3 / Unit 3
设备 / Commodity	挖掘机 / Excavator	挖掘机 / Excavator	挖掘机 / Excavator
制造商 / Manufacturer	VOLVO	VOLVO	VOLVO
型号 / Model	EC500ELHBC4	EC500ELHBC4	EC500ELHBC4
车架号 / Chassis No.	VCE0CEJEK00335162	VCE0CEJEJ00335163	VCE0CEJEL00335167
生产年份 / Manufacturing Year	2026	2026	2026
发动机气缸数 / Engine Cylinders	6	6	6
发动机号 / Engine No.	2568834	2568869	2568810

数量合计：3台
Total Quantity: 3 Units

合同总价：660,000.00美元
Total Contract Price: USD 660,000.00